UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 27, 2005
                                                        ------------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


         North Carolina                 0-12781                  56-1001967
-----------------------------   ------------------------   ---------------------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                             1823 Eastchester Drive
                        High Point, North Carolina 27261
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under
the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under
the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about expectations for the company's future operations, production levels, sales, expenses, profit margins, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company's products. In addition, growth in competition from imported fabrics and home furnishings could increase overall competition, especially price competition, for the Company's products. Also, economic and political instability in international areas could affect the Company's operations or sources of goods in those areas, as well as demand for the Company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission.

 Item 2.05.     Costs Associated with Exit or Disposal Activities.

On October 3, 2005, the Company announced a plan to form a strategic alliance with Synthetics Finishing, a division of TSG Incorporated, in which Synthetics Finishing will provide finishing services to the Company for its domestically produced decorative upholstery fabrics. The Company will close its finishing plant in Burlington, North Carolina, which will involve exit and disposal charges to be incurred by the Company. The news release announcing these matters is attached hereto as Exhibit 99.1. The Company's board determined to take the actions described in Exhibit 99.1 at a meeting on September 27, 2005, for the reasons explained in the news release. As described in the release, the plant closing is expected to result in total pre-tax charges of approximately $2.7 million, of which $2.1 million is expected to be non-cash items and $600,000 is expected to result in cash expenditures. The Company anticipates the charges to be made up of approximately $500,000 in termination benefits, approximately $100,000 in contract termination costs, and $2.1 million of estimated costs associated with fixed asset write-downs and accelerated depreciation, and dismantling, disposing and moving equipment. The charges are expected to be incurred in the Company's second and third quarters of fiscal 2006. The plant closing is expected to be completed in January 2006.

Item 9.01.      Financial Statements and Exhibits.

         (c)    The following exhibits are filed as part of this report:

                99.1 -  News Release dated October 3, 2005.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005

                                      Culp, Inc.

                                       By: /s/ Franklin N. Saxon
                                           -------------------------------------
                                           Franklin N. Saxon
                                           President and Chief Operating Officer

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                                  EXHIBIT INDEX

Exhibit Number                      Exhibit
--------------                      -------

     99.1                           News Release dated October 3, 2005